UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2010

Brooklyn Cheesecake & Desserts Company, Inc.
(Exact name of Company as specified in its charter)

New York	1-13984	13-382215
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

2070 Central Park Ave, 2nd FL, Yonkers, NY 10701
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (914) 361-1420

N/A

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective April 29, 2010, we entered into a Debt Conversion Agreement with each of Mr. Ronald L. Schutte, our former Chairman and Chief Executive Officer, and Mr. Anthony J. Merante our current Chairman and Chief Executive Officer pursuant to which we eliminated approximately $1,366,000 of our indebtedness in exchange for the forgiveness of $23,232 owed to us and the issuance of an aggregate of 7,290,000 shares of our common stock.  These transactions eliminated our negative working capital balance of approximately $1,345,000 at March 31, 2010 which we hope will increase our ability to raise the capital needed to fully implement our business plan.

 Pursuant to the Debt Conversion Agreement that we entered into with Mr. Schutte: (i) we forgave accounts receivable for licensing fees due from the baking company owned by Mr. Schutte of $23,232 in exchange for a $23,232 reduction of the principal balance of the note payable to Mr. Schutte in the original principal amount of $815,000, (ii) Mr. Schutte forgave and agreed to permanently forbear on collection of the accrued but unpaid interest of $431,658.93 on his note payable, and (iii) we converted the remaining principal balance of $791,768 of Mr. Schutte’s promissory note by issuing 6,334,144 shares of common stock to Mr. Schutte (the “Schutte Conversion Shares”).

Pursuant to the Debt Conversion Agreement that we entered into with Mr. Merante, we converted the outstanding principal balance of his indebtedness of $119,482 by issuing 955,856 shares of common stock to Mr. Merante (the “Merante Conversion Shares” and, collectively with the Schutte Conversion Shares, the “Conversion Shares”).

In order to induce them to execute the Debt Conversion Agreements, we provided each of Messrs. Schutte and Merante with the right to sell their respective Conversion Shares to any potential investor in any subsequent equity offering that we complete at the price and other terms and conditions of such offering.

Copies of the Debt Conversion Agreements are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.01 Change in Control of Registrant

As a result of the transactions completed pursuant to the Debt Conversion Agreements, we issued an aggregate of 7,290,000 shares of our common stock to Messrs. Schutte and Merante.  Accordingly, Mr. Schutte now owns 81% of our issued and outstanding shares of our common stock and Mr. Merante now owns 13% of our issued and outstanding shares of common stock and combined they own an aggregate of 94% of our issued and outstanding shares of common stock.

Given that the Put Rights allow Messrs. Schutte and Merante to sell their respective Conversion Shares in a subsequent equity offering, the exercise of these rights may result in a future change of control.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Debt Conversion Agreement dated as of April 29, 2010, by and between Brooklyn Cheesecake and Desserts Company, Inc. and Ronald Schutte

10.2	Debt Conversion Agreement dated as of April 29, 2010, by and between Brooklyn Cheesecake and Desserts Company, Inc. and Anthony Merante

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 4, 2010
Brooklyn Cheesecake & Deserts Company, Inc.
(Registrant)

/s/ Anthony J. Merante
Anthony J. Merante
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Debt Conversion Agreement dated as of April 29, 2010, by and between Brooklyn Cheesecake and Desserts Company, Inc. and Ronald Schutte

10.2	Debt Conversion Agreement dated as of April 29, 2010, by and between Brooklyn Cheesecake and Desserts Company, Inc. and Anthony Merante